Barrier Optimization Securities with Partial Protection

Tactical Market Exposure to Complement Traditional Investments

UBS AG, Jersey Branch

January 13, 2009

PROSPECTUS SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement

Barrier Optimization Securities with Partial Protection

UBS AG from time to time may offer and sell Barrier Optimization Securities with Partial Protection, which we refer to as the “Securities.” This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying index (the “underlying index”) or the several indices (each a “basket index” and together, the “basket indices”) composing the weighted basket (the “underlying basket”) to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in an applicable free writing prospectus and an applicable pricing supplement to this product supplement. If there is any inconsistency between the terms described in an applicable free writing prospectus or an applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable free writing prospectus or the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer (Booking Branch):
UBS AG (Jersey Branch)
No Coupon:
The Securities do not pay interest during the term.
Principal Amount:
$10 per Security, unless otherwise specified in the applicable pricing supplement
Principal Protection Percentage:
The applicable pricing supplement will specify the percentage of the principal amount of the Securities that will be protected. The Principal Protection Percentage applies only if you hold the Securities to maturity and is subject to the creditworthiness of the Issuer.
Minimum Payment Amount:
Principal amount of the Securities × Principal Protection Percentage
Payment at Maturity (per $10.00):
You will receive a cash payment at maturity per $10.00 principal amount of your Securities, the amount of which will depend upon the performance of the underlying index or underlying basket:

➢

If the Underlying Return is positive and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive an amount equal to the sum of (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Underlying Return multiplied by (iii) the Participation Rate, as set forth below:

$10.00 + ($10.00 × Underlying Return × Participation Rate)

➢

If the Underlying Return is between 0% and –(Principal Protection Percentage) inclusive and the underlying index or underlying basket never closes above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive the principal amount of your Securities.

➢

If the Underlying Return is less than –(Principal Protection Percentage) and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive an amount equal to the principal amount of your Securities reduced by 1% (or a fraction thereof) for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage), as set forth below:

$10.00 + ($10.00 × Underlying Return + Principal Protection Percentage)

➢

If the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon, as set forth below:

$10.00 + ($10.00 × Conditional Coupon)
Accordingly, if the underlying index or underlying basket has declined by more than the Principal Protection Percentage over the Observation Period and the closing level of the underlying index or underlying basket never exceeded the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.
See “General Terms of the Securities—Payment at Maturity” beginning on page PS-23.
Return Barrier:
A percentage of the principal amount of the Securities that will be specified in the applicable pricing supplement.
Index Barrier or Basket Barrier, as applicable:
Starting Level × (1 + Return Barrier)
Underlying Return:
Ending Level – Starting Level Starting Level
Participation Rate:
A percentage of the Underlying Return on the underlying index or underlying basket that will be specified in the applicable pricing supplement.
Conditional Coupon:
A percentage of the principal amount of the Securities which will in no event be greater than the Return Barrier. The applicable pricing supplement will specify the applicable Conditional Coupon.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-14 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on page PS-6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Prospectus Supplement dated January 13, 2009

ADDITIONAL INFORMATION ABOUT THE BARRIER OPTIMIZATION SECURITIES
WITH PARTIAL PROTECTION

You should read this product supplement together with the prospectus dated January 13, 2009, relating to our medium-term notes, Series A, of which the Securities are a part, the index supplement dated January 13, 2009 and any free writing prospectus or pricing supplement that we may file with the SEC from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

➢	Index supplement dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000044/v128784_690258-424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices and Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Dow Jones-AIG Commodity IndexSM	IS-16
UBS Bloomberg Constant Maturity Commodity Index (CMCI) Excess Return	IS-23
Rogers International Commodity Index® Excess ReturnSM	IS-28
AMEX Hong Kong 30 Index	IS-35
Dow Jones EURO STOXX 50® Index	IS-39
FTSETM 100 Index	IS-41
FTSE/Xinhua China 25 IndexTM	IS-44
Hang Seng China Enterprises Index	IS-49
Korea KOSPI 200 Index	IS-52
MSCI Indices	IS-55
MSCI-EAFE® Index	IS-55
MSCI® Emerging Markets IndexSM	IS-55
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. Prior to the date on which an offering of Securities is priced, or the “trade date”, UBS AG will prepare a separate free writing prospectus that will apply specifically to that offering and will include the identity of the underlying index or underlying basket as well as any changes to the general terms specified below. On the trade date, UBS AG will prepare a pricing supplement that, in addition to the identity of the underlying index or underlying basket and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any free writing prospectus and pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Barrier Optimization Securities with Partial Protection. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean the pricing supplement and any free writing prospectus that describe the specific terms of your Securities.

What are the Securities?

The Barrier Optimization Securities with Partial Protection (the “Securities”) are medium-term notes issued by UBS AG, the return on which is linked to the performance of an underlying index (the “underlying index”) or a weighted basket (the “underlying basket”) comprised of several indices (each such index in the basket, a “basket index” and, together, the “basket indices”) during a specified observation period. The “Observation Period” will commence on the date on which the Securities are priced (the “trade date”) and end on, and include, a date specified in the applicable pricing supplement (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event (as described herein), such date referred to as the “final valuation date”).

The underlying index or underlying basket, the value of which may be based on equity securities or futures contracts on physical commodities, will be specified in the applicable pricing supplement to this product supplement. Some of the potential underlying indices or basket indices that may be specified in the applicable pricing supplement are described in the index supplement dated January 13, 2009, as may be amended or supplemented by any index supplement that may be filed with the SEC from time to time (the “index supplement”).

The return on the Securities, if any, will depend on (1) the Underlying Return of the underlying index or underlying basket as determined on the applicable index valuation date(s), (2) whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage) and (3) whether the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single day during the Observation Period. The Underlying Return may be referred to as the “Index Return” or “Basket Return” in the applicable free writing prospectus and the applicable pricing supplement. The Index Barrier or Basket Barrier, as applicable, is set at a certain percentage above the Starting Level and such percentage is referred to as the “Return Barrier” and will be specified in the applicable pricing supplement.

The amount payable to you at maturity per $10.00 principal amount of your Securities will be calculated as described below:

➢	If the Underlying Return is positive and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive an amount equal to the sum of (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Underlying Return multiplied by (iii) the Participation Rate, as set forth below:

$10.00 + ($10.00 × Underlying Return × Participation Rate)

➢	If the Underlying Return is between 0% and –(Principal Protection Percentage) inclusive and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive the principal amount of your Securities.
➢	If the Underlying Return is less than –(Principal Protection Percentage) and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive an amount equal to the principal amount of your Securities reduced by 1% (or a fraction thereof) for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage), as set forth below:

$10.00 + ($10.00 × Underlying Return + Principal Protection Percentage)

➢	If the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon, as set forth below:

$10.00 + ($10.00 × Conditional Coupon)

Accordingly, if the underlying index or underlying basket has declined by more than the Principal Protection Percentage over the Observation Period and the closing level of the underlying index or underlying basket never exceeded the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.

The “Underlying Return” will be calculated as follows:

Underlying Return =
Ending Level – Starting Level

Starting Level

where the “Starting Level” may be based on (i) the closing level of the underlying index or underlying basket on the trade date, (ii) such other level of the underlying index or underlying basket on the trade date as selected by the calculation agent in its sole discretion, or (iii) the level(s) of the underlying index or underlying basket on such other date or dates as specified in the applicable pricing supplement, or in the case of an underlying basket, 100, and the “Ending Level” is the closing level of the underlying index on the applicable index valuation date, or the arithmetic average of the closing levels of the underlying index on each of several dates (the “averaging dates”), as will be specified in the applicable pricing supplement or, in the case of an underlying basket, the weighted performance of the basket indices on the applicable index valuation date, or the arithmetic average of the weighted performance of the basket indices on the averaging dates, as will be specified in the applicable pricing supplement. The trade date and the applicable index valuation dates will be specified in the applicable pricing supplement. The Starting Level may be referred to in the applicable free writing prospectus or the applicable pricing supplement as the Index Starting Level and the Ending Level may be referred to as the “Index Ending Level'' or the “Observed Index Level'' or each in such other manner as may be specified in the applicable free writing prospectus or pricing supplement.

We will not pay you interest during the term of the Securities.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “medium-term notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all medium-term notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms will be described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement, and any free writing prospectus, should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Growth Potential — The Securities provide the opportunity to participate in any appreciation in the level of the underlying index or underlying basket from the trade date relative to the applicable index valuation date up to the Return Barrier, provided the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period.
➢	Partial protection of principal — You will receive at least the Minimum Payment Amount if you hold the Securities to maturity, regardless of the performance of the underlying index or underlying basket. Partial principal protection only applies if the Securities are held to maturity, and is subject to the creditworthiness of the Issuer.
➢	Diversification — The Securities may provide diversification within the equity, commodities or other relevant portion of your portfolio through exposure to the underlying index or underlying basket and their respective index constituents.
➢	Minimum investment — Your minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

What are some of the risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	At maturity, you risk losing some and possibly a majority, or substantially all, of your principal — If the Underlying Return is less than –(Principal Protection Percentage) and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage). Accordingly, if the underlying index or underlying basket has declined by more than the Principal Protection Percentage over the Observation Period and the closing level of the underlying index or underlying basket never exceeded the Index Barrier or Basket

Barrier, as applicable, on any single day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.
➢	Principal protection only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. You will be entitled to receive at least the Minimum Payment Amount only if you hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the final valuation date. If you sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss.
➢	Market risk — The return on the Securities, if any, is linked to the performance of the underlying index or underlying basket, and will depend on (1) whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage) and (2) whether the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period. You will receive less than your principal amount of the Securities if the Underlying Return is less than –(Principal Protection Percentage), and you will receive no more than (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon if the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period.
➢	Credit of the Issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any principal protection provided at maturity, depends on the ability of UBS, to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Securities.
➢	The Return Barrier limits your potential return — The appreciation potential of the Securities is limited to the Return Barrier (specified in the applicable pricing supplement), regardless of the performance of the underlying index or underlying basket.
➢	No interest or dividend payments — You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the securities included in the underlying index or underlying basket.
➢	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market will develop for the Securities. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the initial price to public, and, as a result, you may suffer substantial losses.
➢	Owning the Securities is not the same as owning the applicable index or basket indices — The return on your Securities may not reflect the return you would realize if you actually owned the applicable index or basket indices. For instance, you will not receive or be entitled to receive any dividend payments or other distributions over the life of the Securities.
➢	Price prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors including the level or price of the underlying index or underlying basket, volatilities, dividends, the time remaining to the maturity of the Securities, interest rates, geopolitical conditions and economic, financial, political and regulatory or judicial events, and the creditworthiness of UBS. The principal protection and potential return will only apply at maturity, and the market price of the Securities prior to maturity will not directly correspond with the return of the underlying index or underlying basket.

➢	Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the initial price to public since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying index or basket indices and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying index or basket indices, may adversely affect the market price of the underlying index or basket indices and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the stocks comprising the applicable index or basket, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of the issuer, will determine the applicable stock and payment at maturity based on observed levels of such index or basket in the market. The calculation agent can postpone the determination of the stock index or the maturity date if a market disruption event occurs and is continuing on the final valuation date.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities, and which may be revised at any time. Any such research opinions or recommendations could affect the value of the applicable index or basket indices, and therefore the market value of the Securities.

The Securities may be a suitable investment for you if:

➢	You seek an investment with a return linked to the performance of the underlying index or underlying basket and you believe that the underlying index or underlying basket will appreciate over the Observation Period and that any appreciation is unlikely to exceed the Index Barrier or Basket Barrier, as applicable, on any trading day during the Observation Period.
➢	You seek an investment that offers principal protection on the Securities when held to maturity. The actual Principal Protection Percentage will be specified in the applicable pricing supplement.
➢	You are willing and able to lose 1% of your principal amount of the Securities for every 1% that the Underlying Return is less than –(Principal Protection Percentage) if the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any trading day during the Observation Period.
➢	You are willing to invest in Securities whose return is subject to a cap that is equal to the Return Barrier.
➢	You are willing to hold the Securities to maturity.
➢	You do not seek current income from this investment.
➢	You are comfortable with creditworthiness of UBS, as Issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You do not believe the underlying index or underlying basket will appreciate over the Observation Period, or you believe the underlying index or underlying basket will appreciate over the Observation Period in an amount that exceeds the Index Barrier or Basket Barrier, as applicable.
➢	You seek an investment that is 100% principal protected.
➢	You seek an investment whose return is not subject to a cap that is equal to the Return Barrier.
➢	You are unable or unwilling to hold the Securities to maturity.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of non-structured fixed income investments with comparable maturities and credit ratings.

➢	You seek current income from your investments.
➢	You seek an investment for which there will be an active secondary market.
➢	You are unable or unwilling to assume the credit risk associated with UBS as Issuer of the Securities.

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

What are the tax consequences of the Securities?

The tax treatment of the Securities will be described in the applicable pricing supplement.

What are the steps to calculate payment at maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

Step 1: Calculate the Underlying Return.

Calculate the Underlying Return for a Single Index

Where the payment at maturity is based on the performance of a single index, the Underlying Return is based on the absolute difference between the level or levels of the underlying index on the applicable index valuation date(s) and the trade date and is expressed as a percentage of the level of the underlying index on the trade date, calculated as follows:

Underlying Return =
Ending Level – Starting Level

Starting Level

The “Starting Level” may be based on (i) the closing level of the underlying index on the trade date, (ii) such other level of the underlying index on the trade date as selected by the calculation agent in its sole discretion or (iii) the level(s) of the underlying index on such other date or dates as specified in the applicable pricing supplement.

The “Ending Level” is the closing level of the underlying index determined on the applicable index valuation date(s), as specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event as described herein.

Calculate the Underlying Return for a Basket of Three Indices

Where the payment at maturity is based on the performance of a basket of indices, the Underlying Return is based on the difference between the closing level of the basket on the applicable index valuation date(s) and on the trade date and is expressed as a percentage of the closing level of the underlying basket on the trade date, calculated as follows:

Underlying Return =
Ending Level – Starting Level

Starting Level

The “Starting Level” is 100, unless otherwise specified in the applicable free writing prospectus and the applicable pricing supplement.

The “Ending Level” will be calculated on the applicable index valuation date(s) as follows:

100 × (1 + (WBI1 × BIR1) + (WBI2 × BIR2) + (WBI3 × BIR3))

where

“W” is the respective weighting of each basket index (i.e., BI1, BI2 and BI3) in the underlying basket, expressed as a percentage, and

“BIR” is the respective index return for each basket index (i.e., BIR1, BIR2 and BIR3) calculated in the same manner described above under “Calculate the Underlying Return for a Single Index.”

Step 2: Determine if the closing level of the underlying index or underlying basket exceeded the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period.

Step 3: Determine if the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage).

Step 4: Calculate the cash payment at maturity.

➢	If the Underlying Return is positive and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive an amount equal to the sum of (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Underlying Return multiplied by (iii) the Participation Rate, as set forth below:

$10.00 + ($10.00 × Underlying Return × Participation Rate)

➢	If the Underlying Return is between 0% and –(Principal Protection Percentage) inclusive and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive the principal amount of your Securities.
➢	If the Underlying Return is less than –(Principal Protection Percentage) and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive an amount equal to the principal amount of your Securities reduced by 1% (or a fraction thereof) for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage), as set forth below:

$10.00 + ($10.00 × Underlying Return + Principal Protection Percentage)

➢	If the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon, as set forth below:

$10.00 + ($10.00 × Conditional Coupon)

Accordingly, if the underlying index or underlying basket has declined by more than the Principal Protection Percentage over the Observation Period and the closing level of the underlying index or underlying basket never exceeded the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.

Hypothetical examples and return table of how the Securities perform at maturity

The below scenario analysis and examples are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the underlying index or underlying basket relative to its Starting Level. We cannot predict the Ending Level on the final valuation date or the closing level of the underlying index or underlying basket on any other scheduled trading day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the underlying index or underlying basket. The numbers set forth in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment at maturity for a $10.00 security on a hypothetical offering of the Securities.

The following scenario analysis and examples assume:

Principal Amount:	$10.00
Starting Level:	1000 (hypothetical)
Principal Protection Percentage:	25% at maturity
Term:	12 months
Return Barrier:	45%
Index Barrier or Basket Barrier, as applicable:	1450
Participation Rate:	100%
Conditional Coupon:	4.00%
Underlying Return:	a range from +100% to -100%

The actual Starting Level, Principal Protection Percentage, Return Barrier, Index Barrier or Basket Barrier, as applicable, Participation Rate and Conditional Coupon will be specified in the applicable pricing supplement.

Example 1 — The level of the underlying index or underlying basket increases from a Starting Level of 1000 to an Ending Level of 1300.

The Underlying Return is calculated as follows:

Ending Level – Starting Level

Starting Level

=
1300 – 1000

1000

=  30%

Because the Underlying Return is greater than zero over the term of the Securities and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any day during the Observation Period, the payment at maturity is calculated as follows:

$10.00 + [$10.00 × Underlying Return × Participation Rate]
=  $10.00 + [$10.00 × 30% × 100%]
=  $10.00 + $3.00
=  $13.00

Example 2 — The level of the underlying index or underlying basket decreases from a Starting Level of 1000 to an Ending Level of 900.

The Underlying Return is calculated as follows:

Ending Level – Starting Level

Starting Level

=
900 – 1000

1000

=  -10%

Since the Underlying Return is between 0% and -25%, inclusive, and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any day during the Observation Period, at maturity, for each Security you will receive the Principal Amount: = $10.00

Example 3 — The level of the underlying index or underlying basket decreases from a Starting Level of 1000 to an Ending Level of 600.

The Underlying Return is calculated as follows:

Ending Level – Starting Level

Starting Level

=
60 – 1000

1000

=  -40%

Because the Underlying Return is less than -25% and the closing level of the underlying index or underlying basket never closed above the Index Barrier or Basket Barrier, as applicable, on any day during the observation period, at maturity, for each Security you will receive an amount equal to the Principal Amount reduced by 1% for every 1% by which the Underlying Return is less than -25%, and the payment at maturity is calculated as follows:

$10.00 + [$10.00 × (Underlying Return + 25%)]
=  $10.00 + [$10.00 × (-40% + 25%)]
=  $10.00 + [$10.00 × -15%]
=  $10.00 - $1.50
=  $8.50

Example 4 — The level of the underlying index or underlying basket increases from a Starting Level of 1000 to an Ending Level of 1330. In addition, the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on at least one day during the Observation Period.

The Underlying Return is calculated as follows:

Ending Level – Starting Level

Starting Level

=
1330 – 1000

1000

=  33%

Because the underlying index or underlying basket has closed above the Index Barrier or Basket Barrier, as applicable, on at least one day during the Observation Period, the payment at maturity is calculated as follows:

$10.00 + Conditional Coupon

=  $10.00 + ($10.00 × 4.00%)
=  $10.00 + $0.40
=  $10.40

Example 5 — The level of the underlying index or underlying basket decreases from a Starting Level of 1000 to an Ending Level of 670. In addition, the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on at least one day during the Observation Period.

The Underlying Return is calculated as follows:

Ending Level – Starting Level

Starting Level

=
670 – 1000

1000

=  -33%

Because the underlying index or underlying basket has closed above the Index Barrier or Basket Barrier, as applicable, on at least one day during the Observation Period, the payment at maturity is calculated as follows:

$10.00 + Conditional Coupon
=  $10.00 + ($10.00 × 4.00%)
=  $10.00 + $0.40
=  $10.40

The following table illustrates the payment at maturity for a $10.00 Security on a hypothetical offering of the Securities:

		No Closing above Index Barrier or Basket Barrier, as applicable (1)		Closing above Index Barrier or Basket Barrier, as applicable (2)
Ending Level	Underlying Return	Payment at Maturity	Return on Securities at Maturity(3)	Payment at Maturity	Return on Securities at Maturity
2000	100.0%	N/A	N/A	$10.40	4.00%
1900	90.0%	N/A	N/A	$10.40	4.00%
1800	80.0%	N/A	N/A	$10.40	4.00%
1700	70.0%	N/A	N/A	$10.40	4.00%
1600	60.0%	N/A	N/A	$10.40	4.00%
1500	50.0%	N/A	N/A	$10.40	4.00%
1450	45.0%	$14.50	45.00%	$10.40	4.00%
1400	40.0%	$14.00	40.00%	$10.40	4.00%
1300	30.0%	$13.00	30.00%	$10.40	4.00%
1200	20.0%	$12.00	20.00%	$10.40	4.00%
1100	10.0%	$11.00	10.00%	$10.40	4.00%
1050	5.0%	$10.50	5.00%	$10.40	4.00%
1000	0%	$10.00	0.00%	$10.40	4.00%
950	-5%	$10.00	0.00%	$10.40	4.00%
900	-10%	$10.00	0.00%	$10.40	4.00%
800	-20%	$10.00	0.00%	$10.40	4.00%
750	-25%	$10.00	0.00%	$10.40	4.00%
700	-30%	$9.50	-5.00%	$10.40	4.00%
600	-40%	$8.50	-15.00%	$10.40	4.00%
500	-50%	$7.50	-25.00%	$10.40	4.00%
400	-60%	$6.50	-35.00%	$10.40	4.00%
300	-70%	$5.50	-45.00%	$10.40	4.00%
200	-80%	$4.50	-55.00%	$10.40	4.00%
100	-90%	$3.50	-65.00%	$10.40	4.00%
0	-100%	$2.50	-75.00%	$10.40	4.00%
(1)	The closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period.
(2)	The closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period.
(3)	Percentages have been rounded for ease of analysis.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment amounts that could be delivered for each of your Securities on the stated maturity date based on a range of hypothetical starting levels and ending levels of the underlying index or underlying basket and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical ending levels of the underlying index or basket indices on the final valuation date or dates or on any trading day during the Observation Period could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on closing levels for the underlying index or basket indices that may not be achieved on the applicable index valuation date or dates or on any trading day during the Observation Period and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the stocks or futures contracts on physical commodities comprising the underlying index or basket indices (the “index constituent stocks” and the “index commodities,” respectively, and together, the “index constituents”) or in the underlying index or underlying basket. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying index, the basket indices or the index constituents:

➢	the return on such a direct investment would depend solely upon the relative appreciation or depreciation of the underlying index or underlying basket during the term of the Securities, and not on whether the closing level of the underlying index or underlying basket has exceeded the Index Barrier or Basket Barrier, as applicable, on any trading day during the Observation Period;
➢	in the case of direct investment in the underlying index, the basket indices or the index constituents stocks, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	in the case of direct investment in the index constituents, the return could include rights that you will not have as an investor in the Securities; and
➢	an investment directly in the underlying index or underlying basket is likely to have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-14 of this product supplement.

We cannot predict the closing levels of the underlying index or basket indices or, therefore, whether the level of the underlying index or underlying basket will close above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period. Moreover, the assumptions we make

Hypothetical Payment Amounts on Your Securities

in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying index or basket indices.

Risk Factors

The return on the Securities is linked to the performance of the underlying index or underlying basket and will depend on whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage), and whether the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period. Investing in the Securities is not equivalent to a direct investment in the underlying index or basket indices. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

At maturity, you may lose some and possibly a majority, or substantially all, of your principal.

If the Underlying Return is less than –(Principal Protection Percentage) and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage). Accordingly, if the underlying index or underlying basket has declined by more than the Principal Protection Percentage over the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.

The Securities are intended to be held to maturity. Your principal is protected only if you hold your Securities to maturity.

You will receive at least the Minimum Payment Amount if you hold your Securities to maturity. If you sell your Securities in the secondary market prior to maturity, you will not receive principal protection on the portion of your Securities sold. You should be willing to hold your Securities to maturity.

The return on the Securities is dependent on the performance of the underlying index or underlying basket.

The return on the Securities, if any, is linked to the performance of the underlying index or underlying basket, and will depend on (1) whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage) and (2) whether the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period. You will receive less than your principal amount of the Securities if the Underlying Return is less than –(Principal Protection Percentage), and you will receive no more than (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon if the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period.

The Return Barrier feature of the Securities limits your appreciation potential.

The appreciation potential of the Securities is limited to the Return Barrier (a percentage to be specified in the applicable pricing supplement), regardless of the performance of the underlying index or underlying basket. If the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, which is calculated based on the Return Barrier, on any single trading day during the Observation Period, your payment for each $10.00 of principal amount of your Securities will be limited to (a) $10.00 plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon. The Conditional Coupon will in no event be greater than the Return Barrier. Accordingly, the Return Barrier for your Securities may cause you to earn a return that is

Risk Factors

less than the return on a direct investment in a security the return on which is based solely on the performance of the underlying index or underlying basket over the term of your Securities without limitation. The likelihood of the closing level of the underlying index or underlying basket exceeding the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period will depend in large part on the volatility of the underlying index or underlying basket — the frequency and magnitude of changes in the price of the underlying index or underlying basket. The underlying index or basket indices may have experienced significant volatility in the past.

Any payment on the Securities is subject to the creditworthiness of the Issuer, UBS. The Securities are senior unsecured debt obligations of the Issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any principal protection provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default in its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Securities.

Owning the Securities is not the same as owning the index constituents.

The return on your Securities at maturity may not reflect the return you would realize if you actually owned the index constituents and held such investment for a similar period because:

➢	if the underlying index or underlying basket has declined in value sufficiently below –(Principal Protection Percentage) and the closing level of the underlying index or underlying basket has never exceeded the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive the Minimum Payment Amount if the Securities are held to maturity;
➢	if the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, your return will be limited to (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon; and
➢	the level of the underlying index or underlying basket is calculated in part by reference to the prices of the index constituents without taking into consideration the value of dividends paid on those stocks.

Even if the level of the underlying index or underlying basket increases during the Observation Period, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying index or underlying basket to increase while the market value of the Securities declines.

Changes that affect the underlying index or basket indices will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of the sponsor of the underlying index or basket indices to which your Securities are linked (each an “index sponsor”) concerning the calculation of the underlying index or basket indices, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index or basket indices, could affect the value of the underlying index or basket indices and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index or a basket index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index or a basket index, in which case it may become difficult to determine the market value

Risk Factors

of the Securities. If events such as these occur, or if the Ending Level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent —  which initially will be UBS Securities LLC, an affiliate of UBS — may determine the Ending Level or fair market value of the Securities — and thus the amount payable at maturity — in a manner it considers appropriate, in its sole discretion.

There may not be an active trading market in the Securities — sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not receive principal protection.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the underlying index or underlying basket on any trading day and whether the closing level of the underlying index or underlying basket has exceeded the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying index or underlying basket (i.e., the frequency and magnitude of changes in the level of the underlying index or underlying basket over the term of the Securities);
➢	the composition of the underlying index or underlying basket and changes to the index constituents;
➢	the dividend rate paid on the index constituents (while not paid to the holders of the Securities, dividend payments on the index constituents may influence the market price of such index constituents and the level of the underlying index or underlying basket, and therefore affect the market value of the Securities);
➢	interest rates in the markets;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, or judicial events that affect the level of the underlying index or underlying basket or the market price of the index constituents or that affect stock markets generally; and
➢	the creditworthiness of UBS.

Risk Factors

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of the underlying index or underlying basket and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the underlying index or underlying basket and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index that is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the commodities included in the underlying index or underlying basket and the markets for those commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of the commodity index to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

Historical performance of the underlying index or basket indices should not be taken as an indication of the future performance of the underlying index or basket indices during the Observation Period.

The historical performance of the underlying index or basket indices should not be taken as an indication of the future performance of the underlying index or basket indices. As a result, it is impossible to predict whether the level of the underlying index or underlying basket will rise or fall. Trading prices of the index constituents will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of such index constituents, as discussed above.

Moreover, any basket to which the Securities may be linked does not have a recognized market value and no historical performance data will be available.

Risk Factors

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange-traded funds or other derivative products on such index constituents or the underlying index or basket indices may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-30, UBS or its affiliates may hedge their obligations under the Securities by purchasing the index constituents, futures or options on the index constituents or the underlying basket or basket indices and they may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying basket or basket indices at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such index constituents and/or the level of the underlying index or basket indices and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the index constituents and may make other investments relating to the index constituents or the underlying index or basket indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the index constituents and/or the level of the underlying index or basket indices and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index or basket indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index or basket indices and the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index or any basket index, could be adverse to such holders’ interests as beneficial owners of the Securities.

In the case of Securities linked to an equity index or a basket that includes an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituents, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituents and the level of the underlying index or any basket index and, therefore, the market value of the Securities.

You will not receive interest payments on the Securities or dividend payments on the index constituents, or have shareholder rights in the index constituents.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the index constituents. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have.

Risk Factors

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the value of the index constituents, the underlying index or underlying basket or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities, the index constituents and the underlying index or underlying basket.

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any index that may be used to calculate the payment at maturity or early exchange of the Securities (except for licensing arrangements discussed below) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index or the basket indices. If an index sponsor discontinues or suspends the calculation of the underlying index or a basket index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity or on the applicable exchange date. The calculation agent may designate a successor index in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the underlying index or basket index exists, the payment you receive at maturity or early exchange will be determined by the calculation agent in its sole discretion. See “General Terms of the Securities — Market Disruption Event” on page PS-25 and “General Terms of the Securities — Role of Calculation Agent” on page PS-28. The respective underlying index or basket index sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index or basket index sponsor and the underlying index or basket indices to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective underlying index or basket index sponsor or the underlying index or basket indices contained in the index supplement or any pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the respective underlying index or basket index sponsor and the underlying index or basket indices for your Securities.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Securities at maturity. For a fuller description of the calculation agent’s role, see “Specific Terms of the Securities — Role of Calculation Agent” on page PS-28. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituents or the underlying index or underlying basket has occurred or is continuing on any index valuation date for the underlying index or underlying basket. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability or the ability

Risk Factors

of any of our affiliates to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the determination of the Ending Level or the maturity date if a market disruption event occurs on any index valuation date or the final valuation date, as the case may be.

If the calculation agent determines that a market disruption event has occurred or is continuing on any index valuation date or the final valuation date, such index valuation date or final valuation date will be postponed until the first day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead use the relevant level of the underlying index or basket index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will any index valuation date or the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days.

If any index valuation date or the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the relevant index valuation date or final valuation date, as the case may be. If the relevant level of the underlying index or basket index is not available on the last possible day that qualifies as the relevant index valuation date or the final valuation date, as the case may be, either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate in its sole discretion of the relevant level of the underlying index or basket index that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Event” on page PS-25.

An investment in the Securities may be subject to risks associated with non-U.S. securities markets.

Some or all of the index constituent stocks to which your Securities may be linked may be issued by foreign companies and may trade on foreign exchanges. An investment in securities linked to the value of foreign equity securities or foreign exchange-traded futures contracts involves particular risks. Generally, foreign securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect foreign markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these foreign markets, as well as cross shareholdings in foreign companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Securities and futures prices in foreign countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the foreign securities and futures markets, include the possibility of recent or future changes in the foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other foreign laws or restrictions applicable to foreign companies or investments in foreign equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular foreign economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a foreign country or exchange.

Risk Factors

Any index constituent stock that is issued by a foreign company and any index commodity that is traded on a foreign exchange will be specified in the index supplement or the applicable pricing supplement.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial price to public, since the initial price to public included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The Underlying Return for the Securities will not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index or basket index whose underlying constituent stocks are traded in currencies other than the U.S. dollar.

Although the underlying index constituent stocks may be traded in, or their closing prices may be converted into, currencies other than the U.S. dollars, the Securities, which are linked to the underlying index or underlying basket, are denominated in U.S. dollars, and the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the index constituent stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the index return for the Securities. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in General Terms of the Securities beginning on page PS-23.

The Securities may be subject to currency exchange risk.

Because the price of the index constituent stocks may be converted by a sponsor of the underlying index or basket indices into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the underlying index or basket indices, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the currencies of the constituent stocks underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against the respective constituent currencies, the value of any such index may be adversely affected, and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments; and
➢	the extent of governmental surpluses or deficits in the countries relevant to the index and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the index, the United States and other countries important to international trade and finance.

Valuation of the Securities

Each offering of the Securities is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend on the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

At maturity. Your cash payment at maturity will depend upon the performance of the underlying index or underlying basket and (1) whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage) and (2) whether the underlying index or underlying basket closes above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period as described under “General Terms of the Securities — Payment at Maturity.”

Prior to maturity. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the level of the underlying index or underlying basket on any trading day and whether the closing level of the underlying index or underlying basket has exceeded the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period will affect the market value more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand, exchange rates, the volatility of the underlying index or underlying basket, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page PS-14 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

We will not pay you interest during the term of the Securities.

Denominations

Each offering of the Securities will have a principal amount of $10.00 per Security, unless otherwise specified in the applicable pricing supplement.

Payment at Maturity

At maturity, the amount payable to you at maturity per $10.00 principal amount of your Securities will be calculated as described below:

➢	If the Underlying Return is positive and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive an amount equal to the sum of (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Underlying Return multiplied by (iii) the Participation Rate, as set forth below:

$10.00 + ($10.00 × Underlying Return × Participation Rate)

➢	If the Underlying Return is between 0% and –(Principal Protection Percentage) inclusive and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive the principal amount of your Securities.
➢	If the Underlying Return is less than –(Principal Protection Percentage) and the closing level of the underlying index or underlying basket is never above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive an amount equal to the principal amount of your Securities reduced by 1% (or a fraction thereof) for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage), as set forth below:

$10.00 + ($10.00 x Underlying Return + Principal Protection Percentage)

➢	If the closing level of the underlying index or underlying basket is above the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will receive (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon, as set forth below:

$10.00 + ($10.00 × Conditional Coupon)

General Terms of the Securities

Accordingly, if the underlying index or underlying basket has declined by more than the Principal Protection Percentage over the Observation Period and the closing level of the underlying index or underlying basket never exceeded the Index Barrier or Basket Barrier, as applicable, on any single trading day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.

The “Underlying Return” is the difference between the Ending Level and the Starting Level, expressed as a percentage of the Starting Level, calculated as follows:

Underlying Return =
Ending Level – Starting Level

Starting Level

The “Starting Level” may be based on (i) the closing level of the underlying index on the trade date specified in the applicable pricing supplement, (ii) such other level of the underlying index on the trade date as selected by the calculation agent in its sole discretion or (iii) the levels of the underlying index on such other date or dates as specified in the applicable pricing supplement, or, in the case of an underlying basket, 100, and the “Ending Level” is the closing level of the underlying index on the applicable index valuation date, or, in the case of an underlying basket, the weighted performance of the basket indices on the applicable index valuation date, or the arithmetic average of the closing levels of the underlying index or underlying basket on each of the averaging dates, as will be specified in the applicable pricing supplement.

The “Index Barrier” or “Basket Barrier,” as applicable, is the level that is a certain percentage (equal to the Return Barrier) above the Starting Level.

The “Observation Period” will commence on the trade date and end on, and include, the final valuation date (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event).

The applicable pricing supplement will specify the trade date and the final valuation date, and/or any other applicable index valuation date(s) (if any) as well as the respective terms of each offering of the Securities, including the identity of the underlying index or underlying basket, the Starting Level and the Return Barrier.

We may issue separate offerings of the Securities that are identical in all respects, except that each individual offering is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend in any way on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date, the maturity date will be automatically postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. As discussed below under “ — Final Valuation Date; Index Valuation Date(s)”, the calculation agent may postpone the final valuation date or dates if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “ — Market Disruption Event” below.

General Terms of the Securities

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date; Index Valuation Date(s)

The final valuation date and/or any other index valuation dates for your Securities will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the final valuation date or applicable index valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date or any other index valuation date for the Securities be postponed by more than ten business days.

The postponement of the final valuation date or any index valuation date for one offering of the Securities will not affect the final valuation date or any index valuation date for any other offering of the Securities.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the closing level of any underlying index or basket index on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the relevant exchange for such index.

Market Disruption Event

The calculation agent will determine the applicable Ending Level based on the level or levels of the underlying index or underlying basket on the final valuation date or such other applicable index valuation date or dates as described under “ — Payment at Maturity”. As described above, index valuation date(s) may be postponed, and thus the determination of the Ending Level may be postponed if the calculation agent determines that, on any such date, a market disruption event has occurred or is continuing for the underlying index or any basket index. If such a postponement occurs, the calculation agent will use the level of the underlying index or underlying basket on the first calendar day following such index valuation date on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Ending Level be postponed by more than ten business days.

If the determination of the Ending Level is postponed to the last possible day, but a market disruption event for the underlying index or underlying basket occurs or is continuing on that day, that day will nevertheless be the date on which the Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following may be a market disruption event, in each case as determined by the calculation agent in its sole discretion:

➢	a suspension, absence or material limitation of trading in a material number of index constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to the underlying index, one or more basket indices or a material number of index constituents in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in such market;
➢	a suspension, absence or material limitation of trading in any futures contract included in the underlying index or one or more basket indices; a change in the settlement price of any futures

General Terms of the Securities

contract included in the underlying index or one or more basket indices by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual futures contract included in the underlying index or one or more basket indices; the underlying index or one or more basket indices is not published; or
➢	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to your Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying equity or, if the underlying index or one or more basket indices, in any index constituent stocks or index commodities, or in any futures contract on such index.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying index or underlying basket or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Underlying index or underlying basket; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index or a basket index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, Ending Level, Starting Level, Underlying Return and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the underlying index or a basket index is discontinued and that there is no successor index on any date when the value of such underlying index or basket index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index or basket index. If the calculation agent determines that any index constituents or the method of calculating the underlying index or a basket index have been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the index constituents or of the futures contracts on such underlying index or basket index, as applicable, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index constituent stocks or their issuers or the index commodities, as applicable, or is due to any other reason — that causes the index not to fairly represent the value of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, Ending Level, Starting Level, Underlying Return or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the Underlying Return used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the

General Terms of the Securities

closing levels of the affected index, Ending Level, Starting Level, Underlying Return and the amount payable at maturity or otherwise relating to the level of the index may be made by the calculation agent in its sole discretion.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “ — Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “ — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

General Terms of the Securities

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “ — Maturity Date” and “ — Final Valuation Date; Index Valuation Date(s)” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days,

General Terms of the Securities

the default amount, the Starting Level, the Ending Level, the Underlying Return and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Securities will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the underlying index or underlying basket and/or listed and/or over-the-counter options, futures or exhange-traded funds on the index constituents or the underlying index or underlying basket prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of the index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the index or the level of other similar market indices, or the value of the index constituents; or
➢	any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying index or underlying basket or markets relating to the underlying index or underlying basket.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity of your Securities. See “Risk Factors” on page PS-14 for a discussion of these adverse effects.

ERISA Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than adequate consideration in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the

ERISA Considerations

PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement at the price specified on the cover of the applicable pricing supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original price to public up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-30, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS Securities LLC and UBS Financial Services Inc. and/or their affiliate may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.